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                                                                      Exhibit n.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form N-2 of our report dated December 17, 2002, relating to the statement of assets and liabilities of PIMCO Corporate Opportunity Fund as of December 16, 2002 and the related statement of operations for the one day then ended. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.

Pricewaterhouse Coopers LLP
New York, New York
December 23, 2002